EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-209389, No. 333-200420 and No.333-200718 and Form S-8 No. 333-204705) of Ashford Hospitality Prime, Inc., of our report dated March 16, 2015 (March 15, 2016 as it relates to Note 2), with respect to the financial statements and schedule of Ashford Hospitality Prime, Inc., and subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP
Dallas, Texas
March 15, 2016